                                  EXHIBIT 10.38


                             FCI ENVIRONMENTAL, INC.
                         EXCLUSIVE DISTRIBUTOR AGREEMENT
                                    (EXPORT)


THIS AGREEMENT, made and entered into this the ____ day of ____________, 1995 by and between FCI Environmental, Inc., a corporation organized and existing under the laws of the State of Nevada, having its principal place of business at 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119, USA (hereinafter referred to as the "Company") and _____________________________, a _______________ organized and existing under the laws of ________________, and having its principal place of business at ____________________________________________________________
__________________________________ (hereinafter referred to as the
"Distributor").

                               W I T N E S S E T H

     WHEREAS, the Company is engaged in the design, manufacture, sale, license and distribution of certain products listed in Exhibit A attached hereto and made a part hereof (hereinafter referred to as the "Products"); and

     WHEREAS, the Company desires to arrange for the purchase of the Products by the Distributor; and

     WHEREAS, the Distributor desires to purchase and resell the Company's Products;

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.   DEFINITIONS

1.1  "Effective Date", shall mean the date of this Agreement as written above.

1.2 "Products", shall mean the Environmental products manufactured by the Company and also the accessories and parts, all of which are described more specifically in Exhibit A attached to this Agreement.

1.3  "Territory" shall be as specified in Exhibit B.

2.   APPOINTMENT

2.1 The Company hereby appoints the Distributor and the Distributor hereby accepts appointment as the Company's exclusive authorized Distributor for the Products listed in Exhibit A (hereinafter referred to as the "Products"), in the Territory set forth in Exhibit B (hereinafter referred to as the "Territory").

2.2 During the term of this Agreement, the Distributor shall not offer, deliver or sell the Products to any persons for use, directly or indirectly, outside of the Territory. The Distributor will promptly forward to the company all inquiries from outside the Territory for Products and the Distributor shall not be entitled to any compensation therefor.

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2.3  The relationship of the Distributor to the Company is that of an independent contractor and under no circumstances shall the distributor be deemed to be a partner or employee of the Company.

2.4 The Distributor has no authority to commit the Company in any matter whatsoever without the prior written consent of the Company.

2.5 The Distributor has no authority to enter into, vary, alter, enlarge or limit orders or agreements of sale, to make representations, warrantees or guarantees or adjustments in accounts or to authorize the return of products, unless specifically agreed in writing with the Company.

2.6 The Distributor shall obtain no ownership rights to any of the Company, or its parent, FiberChem, Inc.'s technology or proprietary information, as set forth in Section 8 herein.

3.   RESPONSIBILITIES OF THE COMPANY

3.1 To provide the Distributor with Quality Products listed in Exhibit A in a timely manner.

3.2 To provide the Distributor with sales and technical information and material regarding the Products, including available sales promotion literature or brochures.

3.3 To provide reasonable sales and technical assistance, as determined by the Company, including personnel representation at major trade shows in the Territory attended by the Distributor and problem solving.

3.4  To inform the Distributors of specification or design changes.

3.5 To provide warranty parts for instruments still in warranty in the Territory. Such parts are billed to the Distributor until the defective part is returned to the Company when a credit will be issued.

3.6 To provide reasonable group training at the Company's premises for the Distributor's personnel at no cost to the Distributor. Travel and accommodation expenses to be paid by the Distributor.

4.   RESPONSIBILITY OF THE DISTRIBUTOR

4.1 To actively promote the sale of the Products within the Territory. Such promotions shall include, but not be limited to sales calls, demonstrations, seminars and exhibitions.

4.2  To solicit orders for and sell the Products in the Territory.

4.3 To meet or exceed any annual sales volume targets that are mutually agreed upon between the Company and the Distributor.

4.4 The Distributor will purchase and maintain demonstration inventory appropriate to achieving the annual sales targets mutually agreed upon excepting that the minimum demonstration inventory shall be as specified in Exhibit E.

4.5 To provide the Company an updated, quarterly forecast of potential customers for Products, due during the first week of each calendar quarter. In addition, an annual forecast is due during the first week of July. Failure by the Distributor to furnish an acceptable Performance Plan shall be deemed to be a material breach of this Agreement.

4.6 To properly install Products and provide warranty service and user paid services for the Products sold.

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4.7  To send qualified sales and service engineers to the Company for product and service training at least once in the first year of this Agreement, and then at intervals necessary to maintain the promotion and reputation of the Company in the Territory.

4.8 The Distributor will not make any modifications to the Products without the written approval of the Company.

4.9 Refer to the Company all inquiries received by the Distributor for the sale of the Products outside the Territory and further, refer to the Company inquiries received by the Distributor from others than customers for the sale of the Products in the Territory.

4.10 Not to sell the Products to any party known or reasonably believed to have the aim to export Products after delivery to an area outside the Territory unless the Distributor has received the prior written consent of the Company.

4.11 Keep the Distributor's account with the Company current at all times.

4.12 Sell the Products solely under the Company's name, and the Distributor shall not remove, cover or destroy any Company names or labels.

4.13 Devote its Best Efforts to assist the Company in obtaining any certification of the Products within the Territory by any government agency or other certifying body within the Territory. The Distributor shall provide this assistance at no cost to the Company. Any certification granted shall be solely in the name of the Company, and the Distributor shall use its Best Efforts to protect the Company's sole and unencumbered claim to the certification.

5.   PURCHASE OF PRODUCTS

5.1  The Distributor shall purchase the Products for its own account and risk.

5.2 The Distributor shall not sell, market, distribute or promote any products which are similar to, or in competition with the Company's Products, without the prior written agreement of the Company.

5.3 The Company reserves the right, without prior notice and without liability, to modify, alter, improve, change the design and/or specifications as well as to discontinue the manufacture or sale of any product or products. However the Company will do everything possible to give the Distributor the maximum feasible amount of notice concerning any change.

6.   WARRANTY

6.1 The Company shall warranty that the Products under normal use and service are free from defects in workmanship and materials and meet the Products' specifications set forth by the Company.

6.2  The Company shall warrant the Products as set forth in Section 6.1 for one
     (1) year from the date of delivery of the Products to the Distributor's end users, but not longer than fifteen (15) months after the date of the Company's shipping invoice to the Distributor, whichever applies first, with the exceptions listed in Exhibit C. In the event the Distributor finds any defective Products which do not meet the aforesaid warranty, it shall give immediate written notice to that effect to the Company.

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6.3  The Company shall maintain or cause to make available a reasonable amount of inventory of spare parts for Products sold to the Distributor for a minimum of five (5) years after the Company ceases to manufacture such Products so that the Company may provide the Distributor with such parts when the Distributor places its purchase orders for such spare parts.

6.4 The Company's sole obligation and liability hereunder shall be limited to repair or replacement, at the Company's option, of any article found to be defective during the warranty period. The Distributor will be responsible for all labor.

6.5 Immediately upon receipt of a Product from the Company, the Distributor shall notify the Company in writing of the existence of any defect(s) in such Product. Upon receipt of a Product containing a defect covered by the foregoing warranty or receipt of customer notice of a defect covered by the foregoing warranty, the Distributor shall notify the Company in writing. Products shall not be returned to the Company unless and until the Company has authorized such return and has provided shipping instructions. If such authorization is given, transportation costs shall be paid by the Company. The failure to obtain such authorization prior to return shall render the Distributor liable for all such transportation costs and any additional expenses incurred by the Company in connection with the handling of such returned Product.

6.6 THIS WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED. THE COMPANY'S LIABILITY UNDER THIS WARRANTY IS EXPRESSLY LIMITED TO THE OBLIGATIONS EXPRESSLY ASSUMED BY THE COMPANY HEREIN, AND SPECIFIED IN THE SAID COMPANY'S TERMS AND CONDITIONS OF SALE. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR SPECIFIC, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.
     THE COMPANY MAKES NO WARRANTY AND SHALL HAVE NO LIABILITY IN CONNECTION WITH THE INCORPORATION OF THE PRODUCTS INTO OR WITH PRODUCTS OR EQUIPMENT SOLD BY OTHERS. THE COMPANY'S LIABILITY SHALL NOT IN ANY CASE EXCEED THE PRICE PAID BY DISTRIBUTOR FOR THE PRODUCTS.



7.   TRADEMARKS

7.1 The Distributor shall not during the term of this Agreement or thereafter, acquire through performance of its duties under this Agreement the ownership of the trademarks (the "Trademarks") of the Company, whether or not such Trademarks be registered, nor shall it dispute the validity thereof. Furthermore, the Distributor shall not use for its own account any of the Trademarks or trademarks confusingly similar thereto.

7.2 The Distributor shall not at any time register, or cause to be registered, in its name or in the name of another, or use, or employ any of the Trademarks of the Company during and after the term of this Agreement. The Distributor shall report to the Company any infringement against or imitations of the Trademarks which comes to its attention and shall assist in protecting the Company's rights in and to the Trademarks.

7.3 The Distributor shall not use or publish any Company trade name, product name, or model number or trademark, except in association with the solicitation of orders or promotion of sales of the Products, and then only on signage, letterheads, business cards, price lists, catalogs, advertising, telephone listings and vehicles used exclusively by the Distributor. Any such use or publication shall be in accordance with the standards, as may be set forth by the Company from time to time, and shall be discontinued upon termination or expiration of this Agreement.

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7.4  Upon termination or expiration of this Agreement, Distributor shall immediately cease representing itself as a Distributor of the Company, shall cease all use of the aforesaid trade name or trademarks, shall not thereafter use the aforesaid trademarks, product names, model numbers and any trademark word, expression, design or symbol which is confusingly similar thereto, and shall not thereafter act in any way which might indicate, directly or by inference, that any relationship exists between the Company and the Distributor. Upon termination or expiration of this Agreement, the Distributor shall not take any action reflecting discredit upon the Company or Products manufactured or sold by the Company. Nothing herein shall abrogate or invalidate any other trademark or trade name agreements in effect between the Company and the Distributor. This clause shall survive the expiration, cancellation or termination of this Agreement.

8.   INTELLECTUAL PROPERTY RIGHTS

8.1 The Distributor acknowledges that the patents, technology and know-how use that are embodied in the Products remain the sole property of the Company.

8.2 Any improvement, know-how, technology, patents, utility models, designs, techniques, inventions, data, trade secrets, or other industrial intellectual property rights in relation to the Products developed by the Company shall respectively remain the property of the Company.

8.3 The Distributor will not infringe or dispute any of the Company's patents or claims therein.

8.4 In the event that the Distributor finds that any third party infringes the Company's patents, the Distributor will assist in protecting the Company's right to its patents.

9.   PRICE AND PAYMENT

9.1 The price of Products shall be Ex-factory or F.O.B. Las Vegas, Nevada and the currency adopted shall be in the U.S. Dollar. The Distributor discount rate shall be as listed in Exhibit A.

9.2  The prices of the Products are subject to change by the Company with three
     (3) months advance notice in writing to the Distributor.

9.3 The Distributor shall be responsible at its own account for freight, import duty, customs clearance, delivery charges and insurance to end user's premises.

9.4 All sales to the Distributor shall require payment to the Company in U.S. Dollars under the terms (the "Terms") listed in Exhibit D. These Terms may be temporarily modified by mutual agreement between the Distributor and the Company at any time and may become the Terms.

9.5 Failure of the Distributor to comply with the Terms or amended terms shall be deemed a material breach of contract which may be cause for immediate termination of this Agreement.

10.  PURCHASE ORDERS

10.1 Distributor will submit purchase orders on separate Purchase Order forms. Each Purchase Order shall specify the quantity, items and the requested delivery dates. Purchase Orders may include end-user information and additional terms relating to the purchase, shipment and other conditions if previously agreed upon between Distributor and the Company.

10.2 The Company shall acknowledge Purchase Orders within one (1) week after receipt by issuing Purchase Order confirmation. Purchase Orders so confirmed shall be binding on Distributor and

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the Company and may be canceled by Distributor if the Company defaults in its execution thereof.

10.3 The Company shall, subject to the provisions of this Agreement, unless otherwise agreed in writing, sell and ship to Distributor any of Products in Exhibit A for which orders have been accepted by the Company.

10.4 Orders may be issued by the Distributor using the Distributor's standard purchase order form, which may be acknowledged by the Company, using the Company's standard sales order acknowledgment form. However, it is understood and agreed that such forms of Purchase Orders and sales order acknowledgments are used solely for the convenience of the parties in setting the quantity of Products to be purchased under the terms of this Agreement and the delivery schedule thereof. Any provision, term or condition of such purchase orders or sales order acknowledgments which is inconsistent with or different from any provision, term or condition contained herein, including all Exhibits hereof, shall be of no legal effect whatsoever and shall not be binding upon the parties hereto, unless such provision, term or condition is specifically accepted or approved in writing by the parties hereto.

10.5 In the event of a conflict or inconsistency between these terms and conditions and the terms and conditions set forth in the Company's General Terms and Conditions, then such conflict or inconsistency shall be resolved by giving preference to the terms and conditions set forth herein.

10.6 No provision of this Agreement shall be interpreted as obligating the Company to accept any order received from Distributor. The Company may, in its sole discretion, accept or reject any order. No order shall be binding upon the Company unless and until accepted by the Company in writing.

10.7 The Distributor shall have no authority to accept orders on behalf of the Company or to commit the Company to any undertaking including, but not limited to, the sale or delivery of any Product.

11.  CONFIDENTIALITY OF PROPRIETARY INFORMATION.

     All information relating to Propriety information (including, but not limited to, methods of manufacture, trade secrets, processes, formulas, software, firmware, designs, schematics, drawings, marketing and sales data, price data, cost data, licenses, distribution contracts, performance data, customer lists, vendor lists, principal lists, patent applications, test data, financial data, or any other information of the business affairs of the Company) referred to in this Agreement as "Know-How", supplied to the Distributor verbally, in writing, by model, or in any other form by the Company, is solely for the use of the Distributor under this Agreement and remains the property of the Company. Know-How may or may not be marked with a legend stating it is proprietary Know-How and such method of disclosure shall not limit in any way Distributor's obligation to protect the Company's Know-How, nor shall the method of disclosure diminish in any way, the Company's ability and right to enforce the terms of this Agreement. The Distributor shall use its "Best Efforts" to protect the Proprietary information and Know-How of the Company. After termination, expiration or cancellation of this Agreement, the Distributor shall, if the Company so requests in writing, promptly return to the Company or its designee all Proprietary information and Know-How, including all copies.
The Distributor agrees: 1) not to use or permit the use of such Proprietary information and Know-How, except in accordance with the terms of this Agreement;
2) not to disclose such Proprietary information and Know-How to others (including affiliates of the Distributor); 3) not to use, permit the use of, or disclose to others (including affiliates of the Distributor) such Proprietary information and Know-How after termination of the Agreement; 4) not to disclose Proprietary information or Know-How to Distributor's employees or agents, except on a "need to know" basis and only after said employee or agent has agreed in writing not to disclose said Proprietary information and Know-How to others in any fashion whatsoever or for any reason whatsoever. This clause shall survive the expiration, termination or cancellation of this Agreement.

12.  FORCE MAJEURE

     No liability under this agreement shall result to either party from any delay in performance when caused by circumstances reasonably beyond the control and without the fault or negligence of such party including, but not limited to, acts of God, fire, flood, war, riots, governmental regulations, labor disputes, vendor delays, embargoes or other acts by any government, or shortage of, or inability to, obtain materials, equipment or transportation. In the event of a shortage of Products, the Company reserves the right to allocate its production among its customers, including Distributors, on such basis as the Company deems equitable or desirable.

13.  TERM AND TERMINATION

13.1 This Agreement shall become effective on the date first above written and shall remain in full force and effect for a period of two years.

13.2 This Agreement shall be automatically renewed for another one (1) year period and thereafter, unless either party gives to the other party a notice of such party's desire not to renew this Agreement at least ninety
     (90) days before the end of the initial term and any extended term then in effect.

13.3 This Agreement shall automatically terminate upon occurrence of the following events.

     a. If at any time either party files a petition for insolvency, bankruptcy or is adjudicated bankrupt, or takes advantage of any insolvency acts or assignments for the benefit of creditors, or undergoes a substantial or significant change in ownership, the other party shall have the right to terminate this Agreement immediately without notice. At no time or for any reason should this Agreement be considered an asset of the insolvent party.

     b. Any breach by the Distributor of its obligations under Article 4 of this Agreement.

13.4 Both parties have the right to terminate this Agreement upon ninety (90) days advance notice in writing properly served in the event that the other party cannot or does not fulfill any of its obligations under this Agreement.

13.5 Upon termination of this Agreement for any cause, the Distributor shall immediately cease to sell, distribute or promote the Products with the exception of then existing inventory, and shall transfer and hand over to the Company in accordance with the Company's instructions, confidential information, and any and all other property of the Company in the possession or control of the Distributor and immediately pay to the Company all outstanding monies.

13.6 Following the termination of this Agreement the Distributor shall not, directly or indirectly, sell or otherwise distribute competing products with trademarks similar to or apt to be confused with the Trademarks.

13.7 Upon termination of this Agreement the Distributor shall not be entitled to any damages or compensation of any type whatsoever.

14.  NOTICES

14.1 All notifications, reports, request for changes or additions to this Agreement shall be in writing and addressed as follows:


          THE COMPANY:  FCI Environmental, Inc.

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          1181 Grier Drive, Suite B
          Las Vegas, Nevada 89119
          ATTENTION: _________________

          THE DISTRIBUTOR:___________________________
          ___________________________
          ___________________________
          ATTENTION:  ________________

14.2 Addresses may be modified at any time by written notification from one party to the other party.

14.3 Any such notice or other communication shall be deemed given and effective when delivered personally or by telex or telecopier, two (2) days after mailing, if sent by express courier service, or five (5) days after the postmark date if mailed by certified or registered airmail, postage prepaid, return receipt requested, addressed to a party as stated above.

15.  ARBITRATION

15.1 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be finally settled by arbitration in Las Vegas, Nevada, U.S.A., in accordance with the then current rules of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment upon the award rendered thereon may be entered in any court of competent jurisdiction. Unless otherwise ordered by the arbitrators, each party to such arbitration shall bear its own costs and expenses of such arbitration, including its experts, evidence and legal fees and expenses.

16.  INSPECTION AND CONSULTATION

16.1 The Company reserves the right to visit the Territory for the purposes of inspection and consultation to which end the Distributor agrees to place at the disposal of the Company full information with regard to the Distributor's activities on behalf of the Company, and full access to the Distributor's facilities and sales offices during regular business hours.

17.  GENERAL

17.1 SEVERABILITY. If any provision herein shall be held to be invalid or unenforceable for any reason, such provisions shall, to the extent of such invalidity or unenforceability, be severed, but without in any way affecting the remainder of such provision contained herein, all of which shall continue in full force and effect.

17.2 ASSIGNMENT. Neither party shall assign any of its obligations under this Agreement without the prior written consent of the other, and any attempted assignment by such party in contravention hereof shall be void. This Agreement shall be binding upon and shall inure for the benefit of the successors of the parties hereto.

17.3 GOVERNING LAW. This Agreement and all disputes and suits related thereto shall be governed by and construed and interpreted in accordance with the internal domestic laws of the State of Nevada, U.S.A., applicable to contracts entered into and to be performed within said State.

17.4 COMPLETE AGREEMENT; AMENDMENT. This Agreement is intended to be the sole and complete statement of the obligations of the parties as to its subject matter and supersedes all prior oral and written and all contemporaneous oral understandings, negotiations, commitments and proposals

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     of the parties as to its subject matter .  Any changes hereto must be made in writing and signed by both parties.

17.5 NO WAIVER. No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration.

17.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

17.7 RELATIONSHIP OF THE PARTIES. The relationship between the parties shall be that of owner and contractor; neither party hereto, its agents and employees, shall under no circumstances, be deemed agents or representatives of the other party hereto and neither party shall have any right to enter into any contracts or commitments in the name of or on behalf of the other party hereto in any respect whatsoever.

17.8 MISCELLANEOUS. Time and due payments shall be of the essence of this Agreement and of each and every part hereof.

17.9 PUBLIC ANNOUNCEMENT. Upon signing of this Agreement, the parties shall jointly draft, approve and issue any public announcement of this Agreement which the parties may, by mutual consent, deem appropriate.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their dully authorized representatives as of the date first above written.

FCI ENVIRONMENTAL, INC.            ________________________________

_______________________  _____               ________________________________

Title:_______________________      Title:____________________________

Date:_______________________       Date:____________________________

                                    EXHIBIT A

                       PRODUCTS, PRICES AND DISCOUNT RATES

                                                                     U.S. LIST
                                                                     ---------
FCI ENVIRONMENTAL PETROSENSE-Registered Trademark- PORTABLE PHA-100  $6900.00

FCI ENVIRONMENTAL CONTINUOUS MONITORING SYSTEM CMS-5000
(LOGGER AND ALARM - requires 1 to 16 DHP-200 probes)                  9000.00

DIGITAL HYDROCARBON PROBE DHP-200                                     4000.00

CALIBRATION REFILL KITS                                                250.00

PHA-100 AND CMS-5000 ACCESSORIES AND SUPPLIES                      per published
price lists

                                    EXHIBIT B



          THE "TERRITORY" IS:  ____________________________

                                    EXHIBIT C

                             EXCEPTIONS TO WARRANTY

The Warranty described in Section 6 of this Agreement applies to Products except:

Consumables, calibration standards, batteries, syringes, vials, tubes, septa and the like are specifically excluded.

Misuse, abuse, neglect, accident, negligence, improper handling are specifically excluded and will void the Warranty.

Use of other than approved calibration standards will void the Warranty.

Failure to clean, calibrate and otherwise maintain the Products in accordance with the Specifications will void the Warranty.

Use of the Products for other than the intended purposes will void the Warranty.

Service by other than authorized personnel will void the Warranty.

                                    EXHIBIT D

                                  PAYMENT TERMS


Irrevocable Letter of Credit confirmed by a well known U.S. bank; drafts payable 60 days from presentation of proof of shipment, F.O.B. Las Vegas, Nevada, U.S.A.

                                    EXHIBIT E

                             MINIMUM PURCHASE ORDERS


Initial demonstration purchase (minimum):
          ___ PHA-100
          ___ CMS-5000 with alarm and 4 probes
          ___ DHP-200 probe